Exhibit 31.3

Certification of Chief Executive Officer

I, Suren Ajjarapu, certify that:

1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K/A for the year ended December 31, 2023, of TRxADE HEALTH, INC. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 3, 2024

/s/ Suren Ajjarapu
Suren Ajjarapu
Chief Executive Officer (Principal Executive Officer)